Exhibit 15.1
Awareness Letter of Independent Registered Public Accounting Firm
The Board of Directors
TD Ameritrade Holding Corporation
We are aware of the incorporation by reference in the following Registration Statements of TD Ameritrade Holding Corporation:
(1)	Registration Statement (Form S-8 No. 333-132016)

(2)	Registration Statement (Form S-8 No. 333-105336)

(3)	Registration Statement (Form S-8 No. 333-99481)

(4)	Registration Statement (Form S-8 No. 333-99353)

(5)	Registration Statement (Form S-8 No. 333-86164)

(6)	Registration Statement (Form S-8 No. 333-77573) pertaining to the Associates’ 401(k) Profit Sharing Plan and Trust

(7)	Registration Statement (Form S-8 No. 333-160073)

(8)	Registration Statement (Form S-3 No. 333-87999)

(9)	Registration Statement (Form S-3 No. 333-163211)

(10)	Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4
of our report dated August 8, 2011 relating to the unaudited condensed consolidated interim financial statements of TD Ameritrade Holding Corporation that are included in its Form 10-Q for the quarter ended June 30, 2011.
/s/ ERNST & YOUNG LLP
Minneapolis, Minnesota
August 8, 2011